Exhibit 99.1

CNB Financial Corporation Completes Merger with ESSA Bancorp, Inc.

CLEARFIELD, P.A., July 24, 2025 (GLOBE NEWSWIRE) – CNB Financial Corporation (“CNB” or the “Company”) (NASDAQ: CCNE) announced that it completed the merger (“Merger”) of ESSA Bancorp, Inc. (“ESSA”) with and into CNB on July 23, 2025. In connection with the Merger, ESSA’s subsidiary bank, ESSA Bank & Trust, has been merged with and into CNB’s subsidiary bank, CNB Bank, and ESSA’s offices will operate going forward under the brand of ESSA Bank, a division of CNB Bank.

The transaction has extended CNB Bank’s branch network into the Northeastern Region including the Lehigh Valley of Pennsylvania. With the addition of ESSA’s 20 community offices, CNB Bank now has 78 branches across its four-state footprint.

“We are so pleased to welcome ESSA Bank & Trust customers and employees into the CNB family as a result of this merger,” said CNB President and CEO Michael D. Peduzzi. “At CNB, we focus on providing exceptional experiences to our customers, colleagues, and communities. Adding the ESSA markets to our service area, with branches and employees that have a very similar cultural and service-based focus, is a natural extension of our brand and our operating profile. We believe this merger will catalyze greater achievement of our strategic asset and profitability growth objectives by embracing these vibrant markets in Northeastern Pennsylvania. We look forward to building on the relationships ESSA has established with its customers, communities and shareholders as we focus on continuing to support all stakeholders with a smooth and positive transition.”

Consistent with the terms of the merger agreement, Gary S. Olson (ESSA CEO), Robert C. Selig Jr. (ESSA Chairman), and Daniel J. Henning (ESSA Director) will fill 3 new CNB and CNB Bank board seats. Mr. Olson will also have a role as strategic advisor to CNB’s CEO. Additionally, CNB Bank formed an Advisory Board for the ESSA Bank division.

Stephens Inc. served as CNB’s exclusive financial advisor, and Hogan Lovells US LLP served as its legal advisor. Piper Sandler & Co rendered a fairness opinion to CNB’s board. PNC FIG Advisory, part of PNC Capital Markets LLC, served as ESSA’s exclusive financial advisor and rendered a fairness opinion to ESSA’s board, and Luse Gorman, PC served as its legal advisor.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets in excess of $8.0 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, and 78 branches comprised of one loan production office, one drive-up office, one mobile office, and 75 full-service offices in Pennsylvania, Ohio, New York, and Virginia. CNB Bank, headquartered in Clearfield, Pennsylvania, with offices in Central and North Central Pennsylvania, serves as the multi-brand parent to various divisions. These divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in Northwest Pennsylvania and Northeast Ohio; FCBank, based in Worthington, Ohio, with offices in Central Ohio; BankOnBuffalo, based in Buffalo, New York, with offices in Western New York; Ridge View Bank, based in Roanoke, Virginia, with offices in the Southwest Virginia region; ESSA Bank, based in Stroudsburg, Pennsylvania, with offices in Northeastern Pennsylvania, including the Leigh Valley region; and Impressia Bank, a division focused on banking opportunities for women, which operates in CNB Bank’s primary market areas. Additional information about CNB Financial Corporation may be found at www.CNBBank.bank.

Forward Looking Statements

This communication contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about CNB and ESSA and their industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding CNB’s or ESSA’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to CNB or ESSA, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (i) failure to realize the expected benefits of the merger; (ii) significant transaction costs and/or unknown or inestimable liabilities; (iii) the risk that ESSA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (iv) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed merger; (v) the dilution caused by CNB’s issuance of additional shares of its capital stock in connection with the merger; (vi) national, international, regional and local economic and political climates and conditions; (vii) changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; and (viii) legislative and regulatory changes. Further information about these and other relevant risks and uncertainties may be found in CNB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in subsequent filings CNB makes with the Securities and Exchange Commission (“SEC”).

Forward-looking statements speak only as of the date they are made. CNB does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Contact:	Tito Lima, Senior EVP, CFO, and Treasurer CNB Financial Corporation 1 South Second Street Clearfield, PA 16830 814-765-9621